SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 29, 2013

RALCORP HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Missouri	1-12619	43-1766315
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Market Street St. Louis, Missouri 63101
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (314) 877-7000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.  Termination of a Material Definitive Agreement.

As previously disclosed, on May 1, 2012, Ralcorp Holdings, Inc. (“Ralcorp”) entered into a $300 million Amended and Restated Credit Agreement (the “Credit Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent, and the lenders parties thereto regarding a $300 million revolving credit facility.

On January 29, 2013, in connection with the Merger, as defined in Item 2.01 of this Current Report on Form 8-K, Ralcorp paid all fees and other amounts outstanding under the Credit Agreement and terminated the Credit Agreement.  No early termination penalties were incurred by Ralcorp.

As previously disclosed, on November 4, 2010, Ralcorp and Ralcorp Receivables, LLC (formerly Ralcorp Receivables Corporation) (the “SPE”) entered into an Amended and Restated Receivables Purchase Agreement (as amended, supplemented or otherwise modified prior to the date hereof, the “Receivables Purchase Agreement”) with the “Commercial Paper Conduits” party thereto, the “Committed Purchasers” party thereto, the “Funding Agents” party thereto, and JPMorgan Chase Bank, N.A., as agent (the “Agent”), and Ralcorp and certain of Ralcorp’s subsidiaries entered into an Amended Restated Receivables Sale Agreement (as amended, supplemented or otherwise modified prior to the date hereof, the “Receivables Sale Agreement”) with the SPE.

On January 29, 2013, in connection with the Merger, as defined in Item 2.01 of this Current Report on Form 8-K, Ralcorp, the SPE and certain of Ralcorp’s subsidiaries entered into a Payoff, Termination and Release Agreement with the Agent, the “Purchasers” party thereto, and the “Funding Agents” party thereto and paid all amounts owing under the Receivables Purchase Agreement and terminated the Receivables Purchase Agreement and the Receivables Sale Agreement.  No early termination penalties were incurred by Ralcorp, the SPE or any of Ralcorp’s subsidiaries.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On January 29, 2013, Ralcorp completed the merger contemplated by the Agreement and Plan of Merger dated as of November 26, 2012 (the “Merger Agreement”) among Ralcorp, ConAgra Foods, Inc. (“ConAgra Foods”) and Phoenix Acquisition Sub Inc., a wholly-owned subsidiary of ConAgra Foods (“Merger Subsidiary”).  Pursuant to the Merger Agreement, Ralcorp was acquired by ConAgra Foods through a merger of Merger Subsidiary with and into Ralcorp (the “Merger”), with Ralcorp surviving the Merger as a wholly-owned subsidiary of ConAgra Foods (the “Surviving Corporation”).

At the effective time of the Merger (the “Effective Time”), (i) each outstanding share of Ralcorp common stock was converted into the right to receive $90.00 in cash, without interest, and (ii) (a) Ralcorp stock options, stock appreciation rights, restricted stock units and restricted shares of Ralcorp common stock automatically vested (to the extent unvested) and were converted into the right to receive $90.00 in cash, without interest, for each share subject to the award (in the case of options and stock appreciation rights, less the per-share exercise price for each share subject to the award), and (b) any dividends and interest thereon accrued but unpaid as of the Effective Time with respect to restricted shares and restricted stock units automatically vested and were paid or delivered to the holders of such restricted shares and restricted stock units.  The total amount of consideration paid in connection with the Merger was approximately $5.08 billion.  ConAgra Foods funded the merger consideration with existing cash on hand, borrowings under its new term loan facility, its existing revolving credit facility and its commercial paper program, and proceeds from the issuance of new senior notes and common stock.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement,

which was filed as Exhibit 2.1 to Ralcorp’s Current Report on Form 8-K with the U.S. Securities and Exchange Commission (the “SEC”) on November 29, 2012, and which is incorporated herein by reference.

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 29, 2013, in connection with the Merger, Ralcorp notified the New York Stock Exchange (the “NYSE”) that the Merger had been completed, and requested that trading of Ralcorp common stock on the NYSE be suspended after the close of trading on January 29, 2013.  In addition, Ralcorp requested that the NYSE file with the SEC a notification of removal from listing on Form 25 to delist Ralcorp common stock from the NYSE and deregister Ralcorp common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  On January 29, 2013, in accordance with Ralcorp’s request, the NYSE filed the Form 25 with the SEC. Ralcorp intends to file a certification and notice of termination on Form 15 requesting that Ralcorp’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be terminated.

Item 3.03.  Material Modification to Rights of Security Holders.

The information set forth in Items 2.01, 3.01 and 5.03 is incorporated herein by reference.

Item 5.01.  Change in Control of Registrant.

As a result of the Merger, a change of control of Ralcorp occurred and Ralcorp became a wholly-owned subsidiary of ConAgra Foods.  The information set forth in Items 2.01 and 3.01 is incorporated herein by reference.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, on January 29, 2013, (i) the directors of Merger Subsidiary immediately prior to the Effective Time became the directors of the Surviving Corporation, (ii) each director of Ralcorp immediately prior to the Effective Time ceased his service as a director of Ralcorp and (iii) Mr. Kevin J. Hunt, Ralcorp’s Chief Executive Officer and President, ceased his employment with Ralcorp and became a consultant to ConAgra Foods.  In addition, in connection with the Merger, Ralcorp terminated its Executive Savings Investment Plan and Deferred Compensation Plan for Key Employees, each as amended, and following such termination, amounts deferred (which, as previously disclosed in the definitive proxy statement filed by Ralcorp on December 28, 2012 in connection with the Merger, represent amounts previously earned) became distributable to plan participants, which include Ralcorp’s named executive officers, in amounts equal to each participant’s account balance as of the Effective Time.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the articles of incorporation of the Surviving Corporation were amended and restated in their entirety (the “Amended and Restated Articles of Incorporation”).  In addition, at the Effective Time, the bylaws of Merger Subsidiary in effect immediately prior to the Effective Time became the bylaws (the “Bylaws”) of the Surviving Corporation.  Copies of the Amended and Restated Articles of Incorporation and the Bylaws are filed as Exhibits 3.1 and 3.2 to this Current Report, respectively, and are incorporated herein by reference.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On January 29, 2013, Ralcorp held a special meeting of shareholders (the “Special Meeting”) to submit the following proposals to a vote of its shareholders: (i) to approve the Merger Agreement (the “Merger Proposal”), (ii) to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to Ralcorp’s named executive officers that was based on or otherwise related to the Merger (the “Advisory Vote on Executive Compensation”) and (iii) to approve an adjournment of the Special Meeting, if necessary to solicit additional proxies if there were not sufficient votes to approve the Merger Agreement at the time of the Special Meeting (the “Adjournment Proposal”). The Merger Proposal, the Advisory Vote on Executive Compensation and the Adjournment Proposal are described in detail in Ralcorp’s Definitive Proxy Statement on Schedule 14A filed with the SEC on December 28, 2012.

Voting results of the special meeting are as follows.  Holders of 43,535,349 shares of Ralcorp common stock, representing approximately 78.2% of the shares of Ralcorp common stock outstanding as of the record date for the Special Meeting, were present in person or by proxy, and a summary of the voting results for each proposal is set forth below:

Merger Proposal:

FOR	AGAINST	ABSTAIN

43,336,418	186,850	12,081

Advisory Vote on Executive Compensation:

FOR	AGAINST	ABSTAIN

19,567,279	21,058,139	2,909,931

Adjournment Proposal:

FOR	AGAINST	ABSTAIN

39,953,213	3,547,202	39,934

The votes in favor of the Merger Proposal represented 77.8% of the shares of Ralcorp common stock outstanding as of the record date for the Special Meeting and 99.5% of the shares of Ralcorp common stock present at the Special Meeting.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
2.1
Agreement and Plan of Merger, dated as of November 26, 2012, among Ralcorp Holdings, Inc., ConAgra Foods, Inc. and Phoenix Acquisition Sub Inc. (incorporated by reference to Exhibit 2.1 to Ralcorp Holdings, Inc.’s Current Report on Form 8-K filed on November 29, 2012)

3.1	Amended and Restated Articles of Incorporation of Ralcorp Holdings, Inc.

3.2	Bylaws of Ralcorp Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RALCORP HOLDINGS, INC.

Date:	January 29, 2013	By:	/s/ Scott Monette
			Name:	Scott Monette
			Title:	Corporate Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1
Agreement and Plan of Merger, dated as of November 26, 2012, among Ralcorp Holdings, Inc., ConAgra Foods, Inc. and Phoenix Acquisition Sub Inc. (incorporated by reference to Exhibit 2.1 to Ralcorp Holdings, Inc.’s Current Report on Form 8-K filed on November 29, 2012)

3.1	Amended and Restated Articles of Incorporation of Ralcorp Holdings, Inc.

3.2	Bylaws of Ralcorp Holdings, Inc.